Exhibit 99.1

FOR IMMEDIATE RELEASE
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                 COMMSCOPE ANNOUNCES MANUFACTURING CHANGES
 o GLOBAL INITIATIVES EXPECTED TO REDUCE COSTS AND IMPROVE FACTORY UTILIZATION
 o EXPECT ANNUALIZED PRETAX SAVINGS OF $35-$40 MILLION IN 2007
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Hickory, NC -- (September 1, 2005) CommScope, Inc. (NYSE: CTV), a world leader in cable and connectivity solutions, today announced that it intends to implement manufacturing initiatives over the next 18 months to reduce costs and enhance the Company's long-term competitive position. The Company plans to redistribute production among its global facilities and improve the efficiency of certain manufacturing processes. As a part of these initiatives, the Company plans to close its Scottsboro, Alabama plant in late 2006. CommScope expects annualized pretax savings of approximately $35-$40 million once the initiatives are completed in early 2007. Approximately $15-$20 million of these pretax savings are expected during 2006, primarily in the second half of the year. CommScope also announced that it is considering strategic options for its telephone central office business.

"These global initiatives are the latest step in our ongoing drive to improve our competitive position and enhance our long-term financial performance," said CommScope Chairman and Chief Executive Officer Frank M. Drendel. "We believe these initiatives will help us better utilize our facilities and significantly reduce costs. However, we deeply regret the need to close our Scottsboro plant and appreciate the contributions made by the employees at that facility during the past 10 years.

"As we execute this manufacturing strategy we intend to make sure that our customers continue to receive the outstanding service that they have come to expect from CommScope," Drendel added.

The Company expects to incur total pretax restructuring costs of $38-$45 million to implement the strategy. Of this amount, cash costs are estimated to be $16-$20 million. The principal estimated costs related to these initiatives are:

o Impairment charges for equipment of $22-$25 million. CommScope does not expect significant impairment charges related to the potential sale of real estate.

o  Employee-related expenses of $10-$12 million

o  Equipment relocation expenses of $6-$8 million

The Company expects that most of the equipment impairment charges will be recognized in the third quarter of 2005 and that most of the other restructuring expenses will be recognized between October 2005 and June 2006. The Company does not expect a significant overall increase in capital spending, but does anticipate additional capital spending of approximately $10-$12 million during the next 18 months to support the implementation of these initiatives.

The actual costs and benefits, as well as the timing of implementation of these initiatives, will be dependent on issues encountered during implementation, future business conditions, sales volumes and seasonality, among other factors.

SCOTTSBORO, ALABAMA FACILITY
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Broadband cable production in Scottsboro, AL will be consolidated into
CommScope's one million-sq. ft. Catawba, NC, facility and into international facilities. The 150,000 sq. ft. Scottsboro facility, which employs approximately 185 people, will close in late 2006.

"The decision to close the broadband facility in Scottsboro is a difficult one for CommScope and we understand how it affects employees and the community of Scottsboro, Alabama." Drendel stated, "It will bring to an end more than a decade of solid operations performance. This action is unfortunate, but necessary to improve overall factory efficiency and reduce cost."

CSMI OMAHA INITIATIVES
----------------------
Other manufacturing initiatives will involve CommScope's wholly owned subsidiary, Connectivity Solutions Manufacturing, Inc. (CSMI), located in Omaha, NE. Acquired in January 2004 when CommScope purchased the Connectivity Solutions business of Avaya Inc., the two million-sq. ft. Omaha facility currently manufactures SYSTIMAX(R) Solutions structured cabling and components for enterprise applications; ExchangeMAX(R) cable and apparatus primarily for telephone central office applications; and Integrated Cabinet Solutions (ICS), which are secure environmental enclosures for telecommunications carriers.

In the future, SYSTIMAX enterprise cable production will be sourced from lower-cost CommScope facilities, including the Claremont, NC plant and international facilities. The remaining production of SYSTIMAX, ExchangeMAX and ICS will be consolidated into one existing building at the Omaha facility.

"There are approximately 185 jobs related to the production of enterprise cable at CSMI Omaha," said Richard Dall'Asen, President of CSMI. "Although certain employees will be able to utilize their seniority rights to transfer to other areas within CSMI, the total number of available jobs will depend upon expected demand for ICS and apparatus products, overall business conditions, as well as our ability to reduce costs.

"We have already made significant progress over the last 12 months during an initial restructuring, especially in support of the ICS business," noted Dall'Asen. "We have substantially completed the original October 2004 initiatives and intend to build upon these changes to continue improving our cost structure. These additional actions are necessary for us to become more globally competitive."

Additional real estate at the Omaha site will become unoccupied as a result of the consolidation and is available for sale or lease. As announced in June 2005 as part of the previous initiatives, CSMI entered into an agreement to sell a vacant 410,000-sq. ft. warehouse and approximately 42 acres at the CSMI manufacturing facility in Omaha. The sales price for the building and land is $10,500,000. Closing is expected in 2006 and is subject to customary closing conditions.

TELEPHONE CENTRAL OFFICE BUSINESS
---------------------------------
The Company has engaged CIBC World Markets Corp. to advise on strategic options for its telephone central office business. Telephone central office products represent most of the sales of the ExchangeMAX business, which was acquired as part of the purchase of ACS in January 2004. Total ExchangeMAX sales, which are part of the Company's Carrier segment, were approximately $47 million for calendar year 2004.


CONFERENCE CALL INFORMATION
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The Company will host a conference call at 9:00 a.m. ET on September 2,
2005 to discuss the global manufacturing initiatives. You are invited to listen to the conference call or live webcast with Frank Drendel, Chairman and CEO; Brian Garrett, President and COO; and Jearld Leonhardt, Executive Vice President and CFO.

To participate in the conference call, domestic and international callers should dial +1-212-896-6009. Please plan to dial in 10-15 minutes before the start of the call to facilitate a timely connection. Presentation slides and a listen-only audio of the conference call will also be available via the Presentations page on CommScope's website at http://phx.corporate-ir.net/phoenix.zhtml?c=101146&p=irol-presentations.
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If you are unable to participate on the call and would like to hear a replay, you may dial 800-633-8284. International callers should dial +1-402-977-9140 for the replay. The replay ID is 21259666. The replay will be available through Monday, September 12. A webcast replay will also be archived for a limited period of time following the conference call via the Internet on CommScope's web site.


ABOUT COMMSCOPE
CommScope (NYSE: CTV - http://www.commscope.com) is a world leader in the design and manufacture of "last mile" cable and connectivity solutions for communication networks. Through our SYSTIMAX(R) SolutionsTM and Uniprise SolutionsTM brands we are the global leader in structured cabling systems for business enterprise applications. We are also the world's largest manufacturer of coaxial cable for Hybrid Fiber Coaxial applications. Backed by strong research and development, CommScope combines technical expertise and proprietary technology with global manufacturing capability to provide customers with high-performance wired or wireless cabling solutions.

Forward-Looking Statements
--------------------------
This press release contains forward-looking statements regarding, among other things, the announced global manufacturing initiatives, expected costs and savings related to the initiatives, the business position, plans, outlook, margins, revenues, earnings, synergies and other financial items relating to CommScope, and integration and restructuring plans related to CommScope's acquisition of substantially all of the assets and certain liabilities of Connectivity Solutions ("the acquisition") that are based on information currently available to management, management's beliefs and a number of assumptions concerning future events. These forward-looking statements are identified, including, without limitation, by their use of such terms and phrases as "intends," "intend," "intended," "goal," "estimate," "estimates," "expects," "expect," "expected," "project," "projects," "projected," "projections," "plans," "anticipates," "anticipated," "should," "designed to," "foreseeable future," "believe," "believes," "think," "thinks" and "scheduled" and similar expressions. Forward-looking statements are not a guarantee of performance and are subject to a number of uncertainties and other factors that could cause the actual results to differ materially from those currently expected. The potential risks and uncertainties that could cause actual results of CommScope to differ materially include, but are not limited to, the challenges of achieving anticipated synergies related to the global manufacturing initiatives; delays or challenges related to removing, transporting or reinstalling equipment; the challenges of integration and restructuring associated with the acquisition of Connectivity Solutions or any future acquisition or restructuring, including cost reduction plans at CSMI's Omaha, Nebraska facility or other CommScope facilities; the ability to retain qualified employees and existing business alliances; maintaining satisfactory relationships with represented employees; customer demand for our products, applications and services; expected demand from major domestic MSOs; telecommunications industry capital spending; ability to maintain successful relationships with our major distributors; industry consolidation; ability of our customers to secure adequate financing to fund their infrastructure projects or to pay us; changes or fluctuations in global business conditions; competitive pricing and acceptance of our products; changes in cost and availability of key raw materials, especially those that are available only from limited sources; ability to recover higher material and transportation costs from our customers through price increases; possible future impairment charges for goodwill and other long-lived assets; industry competition and the ability to retain customers; possible production disruption due to supplier bankruptcy, reorganization or restructuring; variability in our effective tax rate; our ability to obtain financing and capital on commercially reasonable terms; covenant restrictions and our ability to comply with covenants in our debt agreements; successful operation of our vertical integration activities; successful expansion and related operation of our facilities; achievement of sales, growth and earnings goals; ability to achieve reductions in costs; ability to retain and attract key personnel; developments in technology; intellectual property protection; product performance issues and associated warranties; adequacy and availability of insurance; regulatory changes affecting us or the industries we serve; any changes required by the Securities and Exchange Commission in connection with its review of our public filings; authoritative changes in generally accepted accounting principles by standard-setting bodies; environmental remediation issues; terrorist activity or armed conflict; political instability; major health concerns and other factors; and any statements of belief and any statements of assumptions underlying any of the foregoing. For a more complete description of factors that could cause such a difference, please see CommScope's filings with the Securities and Exchange Commission. In providing forward-looking statements, the Company does not intend, and is not undertaking any duty or obligation, to update these statements as a result of new information, future events or otherwise.

CONTACTS:
PHIL ARMSTRONG             BETSY LAMBERT, APR
INVESTOR RELATIONS         MEDIA RELATIONS
(828) 323-4848             (828) 323-4873